GRIFFON CORPORATION ANNOUNCES
                         -----------------------------
             OPERATING RESULTS FOR THE THIRD QUARTER OF FISCAL 2005
             ------------------------------------------------------

     Jericho, New York, August 3, 2005 - Griffon Corporation (NYSE:GFF) today reported operating results for the third quarter of fiscal 2005, ended June 30, 2005. Net sales for the quarter were $350,904,000 compared to $367,948,000 for the third quarter of fiscal 2004. Income before income taxes was $19,931,000 compared to $24,760,000 last year. Net income was $12,854,000 in the current quarter compared to $13,157,000 in the third quarter of 2004. Diluted earnings per share for the quarter was $.41 compared to $.42 in last year's third quarter.

     Consolidated operating results in the third quarter of fiscal 2005 reflected significant improvement over the first half of the year principally as a result of higher selling prices and moderating raw material costs in both the garage doors and specialty plastic films segments. In garage doors, the effects of selling price increases and favorable product mix drove higher net sales and operating income. Specialty plastic films continued to experience reduced unit sales volume from its major customer. These sales reductions were partly offset by the effects of higher selling prices to pass through resin cost increases. Third quarter operating performance of the installation services segment also improved over the first half due to strengthening construction environments in several of its markets and improved product mix. However, installation services' sales volume and profitability lagged when compared to last year due primarily to increased competition and higher costs of products with significant steel content (garage doors and fireplaces). Operating results of the electronic information and communication systems segment reflected a strong performance and improved demand in its core markets. These trends are continuing and are expected to result in a solid fourth quarter for this segment. However, this segment's current year operating results do not compare favorably to the prior year due to significant shipments in the third quarter of 2004 under a $35 million contract for ground surveillance radar providing perimeter protection of U.S. Air Force bases.

     Net sales for the nine months ended June 30, 2005 were $1,013,551,000 compared to $1,024,086,000 for the first nine months of fiscal 2004. Income before income taxes for the nine months was $43,587,000 compared to $69,766,000 last year. Net income was $26,190,000 compared to $34,934,000 for the first nine months of 2004. Diluted earnings per share for the nine months was $.84 compared to $1.10 last year.

     Cash flow from operations during the quarter was $12,000,000 which, together with existing cash, was used to fund capital expenditures of $9,000,000, purchases of shares for treasury of $7,000,000 and long-term debt reductions of $12,000,000.

     A conference call discussing third quarter results is scheduled for 4:00 p.m. EDT on August 3, 2005 and can be accessed by dialing (800) 322-0079. Callers should ask to be connected to Griffon Corporation's third quarter earnings teleconference. A replay of the call will be available one hour following the call and can be accessed by dialing (877) 519-4471, conference code: 6300959. The replay will be available until 5:00 p.m. EDT on August 17, 2005. In conjunction with this conference call, the Company has also posted on its website at www.griffoncorp.com certain financial information regarding its third quarter results which will be archived and available at the website for one year.

         Griffon Corporation -

          - is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

          - installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

          - is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

          - develops and manufactures information and communication systems for government and commercial markets worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, results of integrating acquired businesses into existing operations, competitive factors and pricing pressures for resin and steel, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.


                        GRIFFON CORPORATION
                        -------------------
                   SEGMENT OPERATING HIGHLIGHTS
                   ----------------------------
                     (Unaudited, in thousands)

PRELIMINARY

                                                             For the Three Months Ended     For the Nine Months Ended
                                                                      June 30,                       June 30,
                                                             --------------------------     -------------------------
                                                                2005         2004              2005          2004
                                                                ----         ----              ----          ----

Net sales:
   Garage Doors                                              $ 137,440     $120,525        $  383,321    $  338,478
   Installation Services                                        77,090       79,900           215,887       228,937
   Specialty Plastic Films                                      90,607      100,065           276,472       310,679
   Electronic Information and Communication Systems             51,004       73,302           153,759       162,201
   Intersegment eliminations                                    (5,237)      (5,844)          (15,888)      (16,209)
                                                             ---------     --------        ----------    ----------
                                                             $ 350,904     $367,948        $1,013,551    $1,024,086
                                                             =========     ========        ==========    ==========

 Operating income:
   Garage Doors                                              $  10,686     $  9,638        $   22,084    $   26,862
   Installation Services                                         2,583        3,495             5,159         8,193
   Specialty Plastic Films                                       6,040       10,780            20,858        38,862
   Electronic Information and Communication Systems              2,830        6,237             8,751        11,936
                                                             ---------     --------        ----------    ----------
     Segment operating income                                   22,139       30,150            56,852        85,853

 Unallocated amounts                                            (4,721)      (3,605)          (12,768)      (10,693)
 Interest and other, net (1)                                     2,513       (1,785)             (497)       (5,394)
                                                             ---------     --------        ----------    ----------
   Income before income taxes and minority interest          $  19,931     $ 24,760        $   43,587    $   69,766
                                                             =========     ========        ==========    ==========




 (1) Includes gain in 2005 of $3.7 million on sale of land and building.


                   GRIFFON CORPORATION AND SUBSIDIARIES
                   ------------------------------------
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (UNAUDITED)
                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

PRELIMINARY

                                                                    FOR THE THREE MONTHS ENDED
                                                                              JUNE 30,
                                                                 --------------------------------
                                                                      2005               2004
                                                                 -------------       ------------
Net Sales                                                         $  350,904          $  367,948
Cost of sales                                                        259,312             268,169
                                                                  ----------          ----------
    Gross profit                                                      91,592              99,779

Selling, general and administrative expenses                          73,586              72,980
                                                                  ----------          ----------
    Income from operations                                            18,006              26,799
                                                                  ----------          ----------

Other income (expense):
    Interest expense                                                  (1,603)             (2,035)
    Interest income                                                      372                 250
    Other, net                                                         3,156  (1)           (254)
                                                                  ----------          ----------
                                                                       1,925              (2,039)
                                                                  ----------          ----------
    Income  before income taxes                                       19,931              24,760
                                                                  ----------          ----------

Provision for income taxes:
    Federal                                                            2,367               4,339
    State and foreign                                                  3,288               4,823
                                                                  ----------          ----------
                                                                       5,655  (2)          9,162
                                                                  ----------          ----------

    Income before minority interest                                   14,276              15,598
Minority interest                                                     (1,422)             (2,441)
                                                                  ----------          ----------

    Net income                                                    $   12,854          $   13,157
                                                                  ==========          ==========


Basic earnings per share of common stock                               $ .43              $ .44
                                                                       =====              =====
Diluted earnings per share of common stock                             $ .41              $ .42
                                                                       =====              =====
Weighted average number of shares outstanding:

      Basic                                                       30,241,000         29,789,000
                                                                  ==========         ==========
      Diluted                                                     31,410,000         31,611,000
                                                                  ==========         ==========



  (1) Includes gain of $3.7 million on sale of land and building.

  (2) Includes a reduced provision as a result of a lower projected annual effective tax rate and the resolution of other income tax matters.


                  GRIFFON CORPORATION AND SUBSIDIARIES
                  ------------------------------------
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                               (UNAUDITED)
               (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


PRELIMINARY
                                                          FOR THE NINE MONTHS ENDED
                                                                   JUNE 30,
                                                      --------------------------------
                                                          2005                 2004
                                                      ------------         -----------
Net sales                                             $  1,013,551         $ 1,024,086
Cost of sales                                              756,347             734,658
                                                      ------------         -----------

    Gross profit                                           257,204             289,428

Selling, general and administrative expenses               213,761             214,629
                                                      ------------         -----------
    Income from operations                                  43,443              74,799
                                                      ------------         -----------
Other income (expense):
    Interest expense                                        (5,768)             (6,125)
    Interest income                                          1,527                 731
    Other, net                                               4,385  (1)            361
                                                      ------------         -----------

                                                               144              (5,033)
                                                      ------------         -----------

                                                            43,587              69,766
                                                      ------------         -----------


Provision for income taxes:
    Federal                                                  5,384               8,906
    State and foreign                                        7,598              16,908
                                                      ------------         -----------
                                                            12,982  (2)         25,814
                                                      ------------         -----------
    Income before minority interest                         30,605              43,952
Minority interest                                           (4,415)             (9,018)
                                                      ------------         -----------

    Net income                                        $     26,190         $    34,934
                                                      ============         ===========

Basic earnings per share of common stock                     $ .88              $ 1.17
                                                             =====              ======
Diluted earnings per share of common stock                   $ .84              $ 1.10
                                                             =====              ======

Weighted average number of shares outstanding:

      Basic                                             29,625,000          29,836,000
                                                        ==========          ==========

      Diluted                                           31,251,000          31,706,000
                                                        ==========          ==========



  (1) Includes gain of $3.7 million on sale of land and building.

  (2) Includes a reduced provision as a result of a lower projected annual effective tax rate and the resolution of other income tax matters.


                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

PRELIMINARY

                                                            JUNE 30,           SEPTEMBER 30,
                                                              2005                 2004
                                                           -----------         -------------

ASSETS
------

Current Assets:
    Cash and cash equivalents                              $   88,481          $   88,047
    Accounts receivable, net                                  173,729             174,938
    Contract costs and recognized income
      not yet billed                                           36,732              32,700
    Inventories                                               143,659             141,567
    Prepaid expenses and other current assets                  39,421              43,381
                                                           ----------          ----------
       Total current assets                                   482,022             480,633
 Property, plant and equipment, at cost less
    depreciation and amortization                             206,991             203,539
 Deferred charges and other assets                             92,069              65,344
                                                           ----------          ----------
                                                           $  781,082          $  749,516
                                                           ==========          ==========

 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current Liabilities:

    Notes payable and current portion of long-term debt    $   11,823          $   14,490
    Accounts payable                                           87,374              85,589
    Accrued liabilities                                        79,203              96,288
    Income taxes                                               20,414              14,264
                                                           ----------          ----------
       Total current liabilities                              198,814             210,631
 Long-term debt:
    Convertible subordinated notes                            130,000             130,000
    Other                                                      14,815              24,445
 Other liabilities and deferred credits                        50,282              40,293
 Minority interest                                             26,111              25,175
 Shareholders' equity                                         361,060             318,972
                                                           ----------          ----------

                                                           $  781,082          $  749,516
                                                           ==========          ==========





                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

PRELIMINARY
                                                                       For the Nine Months Ended

                                                                               June 30,
                                                                       -------------------------
                                                                         2005             2004
                                                                       --------         -------


 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $ 26,190         $ 34,934
                                                                       --------         --------
    Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                      23,789           21,155
      Gain on sale of land and building                                  (3,744)               -
      Minority interest                                                   4,415            9,018
      Provision for losses on accounts receivable                           804            1,406
      Change in assets and liabilities:
        Increase in accounts receivable and contract
          costs and recognized income not yet billed                     (1,984)          (1,687)
        Increase in inventories                                          (1,545)         (15,552)
        (Increase) decrease in prepaid expenses and other assets            482           (1,426)
        Increase (decrease) in accounts payable, accrued liabilities
          and income taxes                                               (7,639)           1,571
        Other changes, net                                                5,361            5,244
                                                                       --------         --------
    Total adjustments                                                    19,939           19,729
                                                                       --------         --------
          Net cash provided by operating activities                      46,129           54,663
                                                                       --------         --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property, plant and equipment                           (31,994)         (30,739)
 Proceeds from sale of land and building                                  6,931                -
 Acquisition of minority interest in subsidiary                          (3,883)               -
 Acquired businesses                                                     (9,577)               -
 (Increase) decrease in lease deposits                                    3,293             (453)
                                                                       --------         --------
          Net cash used in investing activities                         (35,230)         (31,192)
                                                                       --------         --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
 Purchase of shares for treasury                                        (14,552)         (20,178)
 Proceeds from issuance of long-term debt                                 7,778            3,774
 Payments of long-term debt                                             (20,853)         (12,168)
 Increase in short-term borrowings                                          276                -
 Distributions to minority interests                                     (1,362)          (5,509)
 Exercise of stock options                                               18,928            5,302
 Other, net                                                                   -             (269)
                                                                       --------         --------
          Net cash used in financing activities                          (9,785)         (29,048)
                                                                       --------         --------

 Effect of exchange rate changes on cash and cash equivalents              (680)             752
                                                                       --------         --------

 NET  INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      434           (4,825)
 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                        88,047           69,816
                                                                       --------         --------
 CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $ 88,481         $ 64,991
                                                                       ========         ========
